                                                                     EXHIBIT 4.2


================================================================================


                       VALERO LOGISTICS OPERATIONS, L.P.,

                                     ISSUER



                                  VALERO L.P.,

                                    GUARANTOR



                                       AND



                              THE BANK OF NEW YORK,

                                     TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 15, 2002

                                       TO

                                    INDENTURE

                            DATED AS OF JULY 15, 2002



                                   ----------

                          6-7/8% SENIOR NOTES DUE 2012




================================================================================

                                TABLE OF CONTENTS

                                                                                 Page
ARTICLE I 6-7/8% SENIOR NOTES DUE 2012............................................2
   SECTION 1.01  Designation of the Notes; Establishment of Form..................2
   SECTION 1.02  Amount...........................................................2
   SECTION 1.03  Redemption.......................................................2
   SECTION 1.04  Conversion.......................................................3
   SECTION 1.05  Maturity.........................................................3
   SECTION 1.06  Place of Payment.................................................3
   SECTION 1.07  Other Terms of the Notes due 2012................................3

ARTICLE II AMENDMENTS TO THE INDENTURE............................................3
   SECTION 2.01  Definitions......................................................3
   SECTION 2.02  Consolidation, Merger, Conveyance, Transfer or Lease.............5
   SECTION 2.03  Covenants........................................................6
   SECTION 2.04  Events of Default................................................9

ARTICLE III MISCELLANEOUS.........................................................9
   SECTION 3.01  Execution as Supplemental Indenture..............................9
   SECTION 3.02  Responsibility for Recitals, Etc. ...............................9
   SECTION 3.03  Provisions Binding on Partnership's and Guarantor's Successors...9
   SECTION 3.04  Governing Law....................................................9
   SECTION 3.05  Execution and Counterparts.......................................9
   SECTION 3.06  Capitalized Terms...............................................10

EXHIBIT A - FORM OF SECURITY....................................................A-1

EXHIBIT B - FORM OF SUPPLEMENTAL INDENTURE......................................B-1

         FIRST SUPPLEMENTAL INDENTURE, dated as of July 15, 2002 (the "First Supplemental Indenture"), among Valero Logistics Operations, L.P., a Delaware limited partnership having its principal office at One Valero Place, San Antonio, Texas 78212 (the "Partnership"), Valero L.P., a Delaware limited partnership (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                           RECITALS OF THE PARTNERSHIP

         The Partnership, the Guarantor and the Trustee have heretofore executed and delivered the Indenture dated as of July 15, 2002 (the "Original Indenture," and as supplemented from time to time, the "Indenture"), providing for the issuance from time to time of one or more series of the Partnership's Securities, each to be guaranteed by the Guarantor and the terms of which are to be determined as set forth in Section 301 of the Original Indenture.

         Section 901 of the Original Indenture provides, among other things, that the Partnership, the Guarantor and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

         Section 901 of the Original Indenture also permits the execution of supplemental indentures without the consent of any Holders to, among other things, (i) add to the covenants of the Partnership such further covenants, restrictions, conditions or provisions as the Partnership shall consider to be appropriate for the benefit of the Holders of all or any series of Securities,
(ii) add any additional Defaults or Events of Default in respect of, all or any series of Securities, and (iii) change or eliminate any of the provisions of the Indenture, provided that, any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefits of such provision.

         The Partnership desires to create a series of the Securities, which series shall be designated the "6-7/8% Senior Notes due 2012" (the "Notes due 2012"), and all action on the part of the Partnership necessary to authorize the issuance of the Notes due 2012 under the Original Indenture and this First Supplemental Indenture has been duly taken.

         The Partnership, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Notes due 2012.

         All acts and things necessary to make the Notes due 2012, when duly issued by the Partnership and when executed on behalf of the Partnership and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Partnership and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

         Now, Therefore, This First Supplemental Indenture Witnesseth:

         That in consideration of the premises and the issuance of the Notes due 2012, the Partnership, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes due 2012, as follows:

                                    ARTICLE I

                            6-7/8% SENIOR NOTES DUE 2012

         SECTION 1.01 Designation of the Notes; Establishment of Form.

         A series of Securities designated "6-7/8% Senior Notes due 2012" is established hereby, and the form thereof (including the notation of the Guarantee) shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes due 2012 may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes due 2012, as evidenced by their execution thereof.

         The Notes due 2012 will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security, registered in the name of the Depositary or its nominee. The Depositary Trust Company shall be the Depositary for such Global Securities.

         The Partnership initially appoints the Trustee to act as paying agent and Registrar with respect to the Notes due 2012.

         SECTION 1.02 Amount.

         The Trustee shall authenticate and deliver the Notes due 2012 for original issue in an initial aggregate principal amount of up to $100,000,000 upon Partnership Order for the authentication and delivery of such aggregate principal amount of the Notes due 2012. The authorized aggregate principal amount of the Notes due 2012 may be increased at any time hereafter and the series comprised thereby may be reopened for issuances of additional Notes due 2012, without the consent of any Holder. The Notes due 2012 issued on the date hereof and any such additional Notes due 2012 that may be issued hereafter shall be part of the same series of Securities referred to herein as the "Notes due 2012."

         SECTION 1.03 Redemption.

                  (a) There shall be no sinking fund for the retirement of the Notes due 2012 or other mandatory redemption obligation in respect thereof.

                  (b) The Partnership, at its option, may redeem the Notes due 2012 at any time and from time to time, in accordance with the provisions of the Notes due 2012 and Article XI of the Indenture.

         SECTION 1.04 Conversion.

         The Notes due 2012 shall not be convertible into any other securities.

         SECTION 1.05 Maturity.

         The Stated Maturity of the Notes due 2012 shall be July 15, 2012.

         SECTION 1.06 Place of Payment.

         Any Notes due 2012 that may be issued in certificated, non-global form shall be payable at the corporate trust office of the Trustee in The City of New York, which office, on the date of this First Supplemental Indenture, is located at 101 Barclay Street, New York, New York 10286. The Notes due 2012 may be presented for registration of transfer or exchange at the office of the Trustee at which its corporate trust business is principally administered in the United States, which office, on the date of this First Supplemental Indenture, is located at 101 Barclay Street, New York, New York 10286. Notices and demands to or upon the Partnership and the Guarantor in respect of the Notes due 2012 may be served at such office.

         SECTION 1.07 Other Terms of the Notes due 2012.

         Without limiting the foregoing provisions of this Article I, the terms of the Notes due 2012 shall be as provided in the form thereof set forth in Exhibit A hereto and as provided in the Indenture.

                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE

         The amendments and supplements contained in this Article II shall apply to the Notes due 2012 only and (except as and to the extent expressly so provided at the time the form and terms of such other series are established as provided in Sections 201 and 301 of the Original Indenture) not to any other series of Securities issued under the Original Indenture, and (except as aforesaid) any covenants, guarantees and other agreements provided herein are expressly being included solely for the benefit of (i) the Notes due 2012 and the Holders thereof and (ii) any Securities of any other series to which such amendment and supplements have been made applicable and the Holders thereof. These amendments and supplements shall be effective only for so long as there remain Outstanding any Notes due 2012 or any Securities of any other series to which such amendments and supplements have been made applicable, as the case may be.

         SECTION 2.01 Definitions.

         Section 101 of the Original Indenture is amended by inserting in their appropriate alphabetical position, the following definitions:

         "Change of Control" means the occurrence of any transaction that results in:

                  (1) the failure of Valero Energy Corporation or an Investment Grade Person to own, directly or indirectly, 51% of the general partner interests in the Guarantor;

                  (2) the failure of the Guarantor or an Investment Grade Person to own, directly or indirectly, all of the general partner interests in the Partnership; or

                  (3) the failure of the Guarantor or an Investment Grade Person to own, directly or indirectly, all of the limited partner interests in the Partnership.

         "First Supplemental Indenture" means the First Supplemental Indenture dated as of July 15, 2002 among the Partnership, the Guarantor and the Trustee, which supplemental indenture amends and supplements this Indenture in connection with the establishment of a series of Securities designated as "6 7/8% Senior Notes due 2012".

         "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

         "Investment Grade Person" means a Person that has issued unsecured senior debt that has at least two of the following ratings on the date the transaction constituting a Change of Control is consummated:

                  (1) BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P);

                  (2) Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's); or

                  (3) the equivalent in respect of the rating categories of any rating agencies substituted for S&P or Moody's.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Notes due 2012" means the 6 7/8% Senior Notes due 2012 of the Partnership, established pursuant to the First Supplemental Indenture.

         "Other Affected Series" means any series of Securities (other than the Notes due 2012) to which the amendments of the Original Indenture set forth in
Article II of the First Supplemental Indenture shall have been made applicable.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

         "Subsidiary Guarantor" means, as at any date, any Subsidiary that has become and then is obligated as a guarantor as provided in Section 1011, not having been released pursuant to Section 1012.

         SECTION 2.02 Consolidation, Merger, Conveyance, Transfer or Lease.

         Article VIII of the Original Indenture is amended by restating Sections 801 and 802 in their entirety:

         "SECTION 801. Partnership and Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

                  The Partnership shall not, and subject to Section 1012, shall not permit any Subsidiary Guarantor to, consolidate with or merge into any other Person or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, unless:

                  (1) (A) in the case of a merger, the Partnership or such Subsidiary Guarantor is the surviving entity, or (B) the Person formed by such consolidation or into which the Partnership or such Subsidiary Guarantor is merged or the Person which acquires by sale or transfer, or which leases, the properties and assets of the Partnership or such Subsidiary Guarantor as, or substantially as, an entirety expressly assumes, by an indenture supplemental hereto, or a supplement to the applicable Subsidiary Guarantee, as the case may be, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Partnership or such Subsidiary Guarantor, as the case may be, under the Indenture and the Securities, or the applicable Subsidiary Guarantee, as the case may be.

                  (2) the surviving entity or successor Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Partnership has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture required, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 802. Successor Substituted.

                  Upon any consolidation of the Partnership or any Subsidiary Guarantor with, or merger of the Partnership or any Subsidiary Guarantor into, any other Person or any sale, transfer or lease of the properties and assets of the Partnership or any Subsidiary Guarantor as, or substantially as, an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Partnership or such Subsidiary Guarantor is merged or to which such sale, transfer or lease is made shall (and, in the case of any Subsidiary Guarantor, its Subsidiary

         Guarantee will provide that it shall) succeed to, and be substituted for, and may exercise every right and power of, the Partnership or such Subsidiary Guarantor under this Indenture and the Securities, or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be with the same effect as if such successor Person had been named originally as the Partnership or such Subsidiary Guarantor herein or therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or such Subsidiary Guarantee, as the case may be."

         SECTION 2.03 Covenants.

         Article X of the Original Indenture is amended by inserting the following new sections in their entirety:

         "SECTION 1011 Future Subsidiary Guarantors.

                  The Partnership shall cause each Subsidiary of the Partnership that guarantees or becomes a co-obligor in respect of any Funded Debt of the Partnership (including, without limitation, following any release of such Subsidiary pursuant to Section 1012 from any guarantee previously provided by it under this Section 1011) to (A) cause the Notes due 2012 to be equally and ratably guaranteed by such Subsidiary, but only to the extent that the Notes due 2012 are not already guaranteed by such Subsidiary on reasonably comparable terms and (B) promptly execute and deliver to the Trustee a supplemental indenture in substantially the form attached as Exhibit B to the First Supplemental Indenture pursuant to which such Subsidiary will guarantee payment of the Notes due 2012 and any Securities of any Other Affected Series.

         SECTION 1012 Release of Guaranty.

                  Notwithstanding anything to the contrary in Section 1011, in the event that any Subsidiary that has guaranteed the Notes due 2012 and/or the Securities of such Other Affected Series pursuant to Section 1011 shall no longer be a guarantor of any Funded Debt of the Partnership other than the Notes due 2012 and/or the Securities of such Other Affected Series, and so long as no Default or Event of Default with respect to the Notes due 2012 shall have occurred or be continuing, such Subsidiary, upon giving written notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations in respect of the Notes due 2012 and/or the Securities of such Other Affected Series, and its guarantee thereof and this Indenture without further act or deed and such guarantee of such Subsidiary shall be terminated and of no further force or effect. Following the receipt by the Trustee of any such notice, the Partnership shall cause this Indenture to be amended as provided in
         Section 901 to evidence such release and termination; provided, however, that the failure to so amend this

         Indenture shall not affect the validity of the release and termination of such guarantee of such Subsidiary.

         SECTION 1013 Change of Control.

                  Upon the occurrence of a Change of Control, the Partnership will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes due 2012 and/or the Securities of such Other Affected Series pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, the Partnership will mail a notice to each Holder of Notes due 2012 and/or the Securities of such Other Affected Series, with a copy to the Trustee, with the following information:

                  (1) a Change of Control Offer is being made pursuant to this
         Section 1013 and that all Notes due 2012 and/or the Securities of such Other Affected Series, properly tendered pursuant to such Change of Control Offer will be accepted for payment;

                  (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");

                  (3) any Notes due 2012 and/or the Securities of such Other Affected Series not properly tendered will remain outstanding and continue to accrue interest;

                  (4) unless the Partnership defaults in the payment of the Change of Control Payment, all Notes due 2012 and/or the Securities of such Other Affected Series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                  (5) Holders electing to have any Notes due 2012 and/or the Securities of such Other Affected Series purchased pursuant to a Change of Control Offer will be required to surrender the same, with the form entitled "Option of Holder to Elect Purchase" on the reverse thereof completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) Holders will be entitled to withdraw their tendered Notes due 2012 and/or Securities of such Other Affected Series and their election to require the Partnership to purchase the same, provided that the paying agent receives, not later than the close of business on the last day of the Offer Period (as defined below), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes due 2012 and/or Securities of such Other Affected Series tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes due 2012 and/or Securities of such Other Affected Series and his election to have the same purchased; and

                  (7) that Holders whose Notes due 2012 and/or Securities of such Other Affected Series are being purchased only in part will be issued new Notes due 2012 and/or Securities of such Other Affected Series equal in principal amount to the unpurchased portion of the Notes due 2012 and/or Securities of such Other Affected Series surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  The Change of Control Offer shall remain open for a period of 20 Business Days following commencement except to the extent a longer period is required by applicable law (the "Offer Period"). The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes due 2012 and/or Securities of such Other Affected Series pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Partnership will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

                  On the Change of Control Payment Date, to the extent permitted by law, the Partnership will

                  (1) accept for payment all Notes due 2012 and/or Securities of Other Affected Series or portions thereof properly tendered pursuant to the Change of Control Offer,

                  (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes due 2012 and/or Securities of Other Affected Series or portions thereof so tendered, and

                  (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes due 2012 and/or Securities of Other Affected Series so accepted together with an Officers' Certificate stating that such Notes due 2012 and/or Securities of Other Affected Series or portions thereof have been tendered to and purchased by the Partnership. The paying agent will promptly mail to each Holder of Notes due 2012 and/or Securities of Other Affected Series, the Change of Control Payment for the same and the Trustee will promptly authenticate and mail to each Holder a new Security of like series and terms as, and equal in principal amount to any unpurchased portion of the Security surrendered, if any, provided, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Partnership will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         SECTION 2.04 Events of Default.

         The period following clause (7) of Section 501 of the Original Indenture shall be replaced with "; or" and the following additional Event of Default shall be added to those set forth in clauses (1)-(7) of Section 501 of the Original Indenture in relation only to the Notes due 2012 and the Securities of any Other Affected Series:

                  "(8) failure to pay any Debt of the Partnership in excess of $10 million, whether at final maturity (after the expiration of any applicable grace periods) or upon acceleration of the maturity thereof, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after there has been given, by registered or certified mail, to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes due 2012, or of the Securities of any Other Affected Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder."

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         SECTION 3.02 Responsibility for Recitals, Etc. The recitals herein and in the Notes due 2012 (except in the Trustee's certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes due 2012. The Trustee shall not be accountable for the use or application by the Partnership of the Notes due 2012 or of the proceeds thereof.

         SECTION 3.03 Provisions Binding on Partnership's and Guarantor's Successors. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by each of the Partnership and the Guarantor shall bind its respective successors and assigns whether so expressed or not.

         SECTION 3.04 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE DUE 2012 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 3.05 Execution and Counterparts. This First Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.06 Capitalized Terms. Capitalized terms not otherwise defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.




              (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                               Partnership:

                               VALERO LOGISTICS OPERATIONS, L.P.

                               By: Valero GP, Inc.,
                                   Its General Partner


                                   By: /s/ Curtis V. Anastasio
                                       -----------------------------------------
                                   Name: Curtis V. Anastasio
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------


                               Guarantor:

                               VALERO L.P.

                               By: Riverwalk Logistics, L.P.
                                   Its General Partner

                                   By: Valero GP, LLC,
                                       Its General Partner



                                   By: /s/ Curtis V. Anastasio
                                       -----------------------------------------
                                   Name: Curtis V. Anastasio
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------

                               Trustee:

                               THE BANK OF NEW YORK, AS TRUSTEE


                               By: /s/ Remo J. Reale
                                   ---------------------------------------------
                               Name: Remo J. Reale
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                                                                       EXHIBIT A


                      [FORM OF SECURITY][FACE OF SECURITY]

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                        VALERO LOGISTICS OPERATIONS, L.P.

                          6 7/8% SENIOR NOTE DUE 2012

NO.                                                         U.S.$
     --------------                                              ---------------

CUSIP NO.
          --------------

         VALERO LOGISTICS OPERATIONS, L.P., a Delaware limited partnership (herein called the "Partnership," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________________, or registered assigns, the principal sum of __________________________ United States Dollars on July 15, 2012, and to pay interest thereon from July 15, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2003 at the rate of 6 7/8% per annum, until the principal hereof is paid or made available for payment, and at the rate of 6 7/8% per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of

----------

(1) Insert in Global Securities only.

business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to any Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

         [Payment of the principal of (and premium, if any) and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.](2)

         [Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).](3)

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

----------

(2) Insert in Global Securities only.

(3) Insert in Definitive Securities only.

         IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:
      ---------------------------

                                       VALERO LOGISTICS OPERATIONS, L.P.

                                       By: Valero GP, Inc.
                                           Its General Partner



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      ---------------------------

                                       THE BANK OF NEW YORK, AS TRUSTEE



                                       By:
                                          --------------------------------------
                                                 Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                        VALERO LOGISTICS OPERATIONS, L.P.
                          6 7/8% SENIOR NOTE DUE 2012

         This Security is one of a duly authorized issue of senior securities of the Partnership (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of July 15, 2002 (the "Indenture"), among the Partnership, the Guarantor (defined below) and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof.

         This Security is the senior unsecured obligation of the Partnership and is guaranteed pursuant to a guarantee (the "Guarantee") by Valero L.P., a Delaware limited partnership (the "Guarantor"). The Guarantee is the senior unsecured obligation of the Guarantor.

         The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time as a whole or from time to time in part, at the election of the Partnership at a Redemption Price equal to the greater of (1) 100% of the principal amount of this Security then Outstanding to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of the payment of interest accrued to the Redemption Date) computed by discounting such payments from their respective scheduled dates of payment to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 30 basis points plus the Adjusted
Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker, plus accrued and unpaid interest, up to, but not including, the Redemption Date.

         For purposes of determining the Redemption Price, the following definitions are applicable:

         "Adjusted Treasury Rate" means the yield, under the heading which represents the average for the week immediately preceding the week of publication, appearing in the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which contains yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of this Security, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week including or immediately preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of this Security.

         "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the third Business Day prior to the applicable Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means J.P. Morgan Securities Inc. and any successor firm selected by the Partnership, or if any such firm is unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Partnership.

         "Reference Treasury Dealer" means each of up to five dealers to be selected by the Partnership; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. governmental securities dealer (a "Primary Treasury Dealer"), the Partnership will substitute for it another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Partnership at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         In the case of any redemption of Securities, interest installments due on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         Upon the occurrence of a Change of Control, the Partnership will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities of this series (the "Change of Control Offer") at a price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase. Within 30 days following any Change of Control, the Partnership will mail a notice to each such Holder of Securities of this series setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under and as more fully provided in Section 1013 of the Indenture. As more fully provided in
Section 1013 of the Indenture, the Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the Guarantor and any Subsidiary Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Guarantor and any Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         [This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.](4)

         [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.](5)

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

         Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Valero GP, Inc. (the "General Partner") and the general partner of the Guarantor, as applicable, and their Affiliates (other than the Partnership and the Guarantor), and payable only out of cash flow and assets of the Partnership or the Guarantor, as the case may be. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner, the general partner of the Guarantor nor their respective assets (nor any of its Affiliates other than the Partnership and the Guarantor, nor their respective assets) shall be liable for any of the obligations of the Partnership or the Guarantor under the Indenture or

----------

(4) Insert in Global Securities only.

(5) Insert in Definitive Securities only.

such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Guarantor, the Trustee, the General Partner, the general partner of the Guarantor or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership or the Guarantor under the Indenture or such Securities by reason of his, her or its status.

         The Indenture provides that the Partnership and the Guarantor (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Partnership deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities, but such money need not be segregated from other funds except to the extent required by law.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         [FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
            (Please Print or Typewrite Name and Address of Assignee)

the within instrument of VALERO LOGISTICS OPERATIONS, L.P. and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:


-------------------------------------      -------------------------------------

Dated:
      -------------------------------      -------------------------------------
                                                       (Signature)



Signature Guarantee:
                    ------------------------------------------------------------
                              (Participant in a Recognized Signature
                                     Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.](6)

----------

(6) Insert this assignment form as a separate page in Definitive Securities only.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Partnership pursuant to Section 1013 of the Indenture, check the box below:

                                [ ] Section 1013

         If you want to elect to have only part of the Security purchased by the Partnership pursuant to Section 1013 of the Indenture, state the amount you elect to have purchased.

$                    Your Signature:
 ----------------                   --------------------------------------------
                                    (sign exactly as your name appears on the face of the Note)

Date:                Tax Identification No.:
     ------------                           ------------------------------------



                     Signature Guarantee:
                                         ---------------------------------------

                                    GUARANTEE

         The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Partnership.

         The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                   Guarantor:

                                   VALERO L.P.

                                   By: Riverwalk Logistics, L.P.
                                       Its General Partner

                                       By: Valero GP, LLC,
                                           Its General Partner

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                                       EXHIBIT B
                        [FORM OF SUPPLEMENTAL INDENTURE]


         SUPPLEMENTAL INDENTURE, dated as of __________ __, _____ (the "Supplemental Indenture"), among (i) VALERO LOGISTICS OPERATIONS, L.P., a Delaware limited partnership (the "Partnership"), (ii) VALERO L.P., a Delaware limited partnership (the "Guarantor"), (iii) [Name of Subsidiary Guarantor], a ____________________________ and a subsidiary of the Partnership (the "Subsidiary Guarantor") and (iv) [Name of Trustee], a
___________________________, as trustee (the "Trustee").

                           RECITALS OF THE PARTNERSHIP

         The Partnership and the Guarantor have heretofore executed and delivered to the Trustee the Indenture dated as of July 15, 2002 (the
"Original Indenture"), providing for the issuance from time to time of one or more series of the Partnership's unsecured senior debentures, notes or other evidences of indebtedness (the "Securities"), to be guaranteed by the Guarantor, and the terms of which are to be determined as set forth in Section 301 of the Original Indenture.

         Pursuant to the provisions of Sections 201, 301 and 901 of the Original Indenture, as the same has been and may from time to time hereafter be amended and supplemented (as at any time so amended and supplemented, the "Indenture"), the Partnership has established one or more series of Securities (herein called "Securities of the Affected Series") to which the amendments of the Original Indenture contained in Article II of the First Supplemental Indenture thereto dated July 15, 2002 (the "First Supplemental Indenture") have been made applicable, and Section 1011 of the Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall guarantee the payment of the Securities of the Affected Series pursuant to a guarantee on the terms and conditions set forth herein.

         Pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         Now, Therefore, This Supplemental Indenture Witnesseth:

         That in consideration of the premises and the issuance of the Securities of the Affected Series, the Partnership, the Guarantor, the Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities of the Affected Series, as follows:

                                    ARTICLE I

                           AMENDMENTS TO THE INDENTURE

         The amendments and supplements contained herein shall apply to the Securities of the Affected Series only and not to any other series of Securities issued under the Indenture, and any covenants provided herein are expressly being included solely for the benefit of the Securities of the Affected Series and the Holders thereof. These amendments and supplements shall be effective only for so long as there remains any Securities of the Affected Series Outstanding.

         SECTION 1.01 Definitions. Section 101 of the Indenture is amended and supplemented by inserting in the appropriate alphabetical position, the following definition:

         "Securities of the Affected Series" means the Notes due 2012 and Securities of each other series to which the amendments of the Original Indenture contained in Article II of the First Supplemental Indenture have been made applicable.

         SECTION 1.02 Unconditional Guarantee. Unless such amendment shall have been effected by a previous supplemental indenture, the Indenture shall be amended and supplemented by inserting the following new Article XV immediately after Article XIV of the Indenture:

                                   "ARTICLE XV

         SECTION 1501. Unconditional Guarantee.

         For value received, each Subsidiary Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of the Affected Series and all other amounts due and payable under this Indenture and the Securities of the Affected Series by the Partnership (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture and the Subsidiary Guarantees) (collectively, the "Indenture Obligations"), when and as such principal, premium, if any, and interest and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Securities of the Affected Series and this Indenture. The guarantees by the Subsidiary Guarantors set forth in this Article XV are referred to herein as the "Subsidiary Guarantees." Without limiting the generality of the foregoing, the Subsidiary Guarantors' liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Partnership under this Indenture and the Securities of the Affected Series but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Partnership.

         Failing payment when due of any amount guaranteed pursuant to the Subsidiary Guarantees, for whatever reason, each Subsidiary Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). Each Subsidiary Guarantee hereunder is intended to be a general, unsecured, senior obligation of each Subsidiary Guarantor and will rank pari passu in right of payment with all indebtedness of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities of the Affected Series, the Subsidiary Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on any Securities of the Affected Series or any other amounts payable under this Indenture and the Securities of the Affected Series by the Partnership, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to
         Section 507 hereof, by the Holders, on the terms and conditions set forth in this Indenture, directly against each Subsidiary Guarantor to enforce its Subsidiary Guarantees without first proceeding against the Partnership.

         To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor under this Article XV shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Partnership, the Guarantor or any Subsidiary Guarantor contained in any of the Securities of the Affected Series or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Partnership, the Guarantor, any Subsidiary Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee of any rights or remedies under any of the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Partnership, the Guarantor or any Subsidiary Guarantor under this Indenture, (v) the extension of the time for payment by the Partnership, the Guarantor or any Subsidiary Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Partnership, the Guarantor or any Subsidiary Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the

         Partnership, the Guarantor or any Subsidiary Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Partnership, the Guarantor or any Subsidiary Guarantor or any of their respective assets, or the disaffirmance of any of the Securities, any of the Subsidiary Guarantees, the Guarantee or this Indenture in any such proceeding,
         (viii) the release or discharge of the Partnership, the Guarantor or any Subsidiary Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the Securities, the Subsidiary Guarantees, the Guarantee or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Partnership, the Guarantor or any Subsidiary Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Subsidiary Guarantor.

         To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Partnership, the Guarantor or any Subsidiary Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Subsidiary Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each Holder of the Securities of the Affected Series without notice to them and (iii) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Subsidiary Guarantees. Each Subsidiary Guarantor further agrees that to the fullest extent permitted by applicable law, if at any time all or any part of any payment theretofore applied by any Person to each Subsidiary Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of such Subsidiary Guarantor, such Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

         Each Subsidiary Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Partnership in respect of any amounts paid by the Subsidiary Guarantor pursuant to the provisions of this Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities of the Affected Series until all of the Securities of the Affected Series and the Subsidiary Guarantees thereof shall have been indefeasibly paid in full or discharged.

         A director, officer, employee or stockholder, as such, of a Subsidiary Guarantor shall not have any liability for any obligations of such Subsidiary Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

         No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article XV and the Subsidiary Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article XV shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities of the Affected Series pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

         SECTION 1502. Limitation of Subsidiary Guarantor's Liability.

         Each Subsidiary Guarantor and, by its acceptance of any Securities of the Affected Series, each Holder, hereby confirms that it is their intention that the Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Subsidiary Guarantor pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and other Affiliates of the Partnership of payments made on account of guarantees by such parties, result in the obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder of Securities of the Affected Series, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of either of the Partnership or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Partnership shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

         SECTION 1503. Execution and Delivery of Notation of Subsidiary Guarantees.

         To further evidence the Subsidiary Guarantees, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantees in substantially the form set forth below in Section 1505 shall be endorsed on each of the Securities of the Affected Series authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of the Subsidiary Guarantor; provided that failure to include such notation on the any of the Securities of the Affected Series shall not affect the validity of the Subsidiary Guarantees.

         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each of the Securities of the Affected Series a notation relating to the Subsidiary Guarantee thereof.

         If an officer of a Subsidiary Guarantor whose signature is on this Indenture or any of the Securities of the Affected Series no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Subsidiary Guarantor's Subsidiary Guarantee of such Security shall be valid nevertheless.

         SECTION 1504. Form Of Notation On Security Relating To Subsidiary Guarantee.

         FORM OF NOTATION ON SECURITY RELATING TO SUBSIDIARY GUARANTEE

                  The undersigned Subsidiary Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Partnership.

                  The obligations of the Subsidiary Guarantor to the Holders of Securities of this series and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

                           Subsidiary Guarantor:

                           [NAME OF SUBSIDIARY GUARANTOR]

                           By:
                              -------------------------------------
                           Name:
                                -----------------------------------
                           Title:                                  "
                                 ----------------------------------

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01 Execution as Supplemental Indenture. By its execution and delivery of this Supplemental Indenture, the undersigned Subsidiary Guarantor agrees to be bound by the provisions of the Indenture, including those of
Article XV thereof, as the same relate to the Notes due 2012 and all other Securities of the Affected Series. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

         SECTION 2.02 Responsibility for Recitals, Etc. The recitals herein and in the Securities of the Affected Series (except in the Trustee's certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities of the Affected Series. The Trustee shall not be accountable for the use or application by the Partnership of the Securities of the Affected Series or of the proceeds thereof.

         SECTION 2.03 Provisions Binding on Partnership's Guarantor's and Subsidiary Guarantor's Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Partnership with the Guarantor or the undersigned Subsidiary Guarantor shall bind its successors and assigns whether so expressed or not.

         SECTION 2.04 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.05 Execution and Counterparts. This Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.06 Capitalized Terms. Capitalized terms not otherwise defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.



              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                             Partnership:

                             VALERO LOGISTICS OPERATIONS, L.P.

                             By: Valero GP, Inc.,
                                 Its General Partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                             Guarantor:

                             VALERO L.P.

                             By: Riverwalk Logistics, L.P.
                                 Its General Partner

                                 By: Valero GP, LLC,
                                     Its General Partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                             Subsidiary Guarantor:

                             [NAME OF SUBSIDIARY GUARANTOR]


                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------

                             Trustee:

                             [NAME OF TRUSTEE], AS TRUSTEE


                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------